Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 27, 2017, relating to the consolidated financial statements of US Foods Holding Corp. and subsidiaries, incorporated by reference in the Prospectus included in Amendment No. 1 to Registration Statement No. 333-217325 on Form S-1.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 11, 2017